UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

ADVANCED DRAINAGE SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio		43026
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 658-0050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 23, 2019, Advanced Drainage Systems, Inc. (the “Company”) issued $350.0 million aggregate principal amount of its 5.000% senior notes due 2027 (the “Notes”) pursuant to an Indenture, dated September 23, 2019 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”). The Notes are guaranteed by each of the Company’s present and future direct and indirect wholly owned domestic subsidiaries that is a guarantor under the Company's senior secured credit facility. The Notes were offered and sold either to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) or to persons outside the United States under Regulation S of the Securities Act.

Interest on the Notes will be payable semi-annually in cash in arrears on March 31 and September 30 of each year, commencing on March 31, 2020, at a rate of 5.000% per annum. The Notes will mature on September 30, 2027. The Company used the net proceeds from the offering of the Notes for the repayment of a portion of its outstanding borrowings under its existing senior secured credit facility.

The Company may redeem the Notes, in whole or in part, at any time on or after September 30, 2022 at established redemption prices. At any time prior to September 30, 2022, the Company may also redeem up to 40% of the Notes with net cash proceeds of certain equity offerings at a redemption price equal to 105.000% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to September 30, 2022, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date plus an applicable “make-whole” premium.

The Indenture contains customary events of default, including, among other things, payment default, failure to comply with covenants or agreements contained in the Indenture or the Notes and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.

The information contained in this Current Report, including the exhibits hereto, shall not constitute an offer to sell, or a solicitation of an offer to purchase, any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The preceding description of the Indenture and the Notes is a summary and is qualified in its entirety by the Indenture and the form of Notes, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 hereto and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are being filed as part of this report:

Exhibit No.	Description

4.1	Indenture, dated September 23, 2019, among Advanced Drainage Systems, Inc., each of the guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 5.000% Senior Note Due 2027 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: September 23, 2019	By:	/s/ Scott A. Cottrill
		Name:	Scott A. Cottrill
		Title:	EVP, CFO & Secretary

3